Exhibit 10.16

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$1,884,023.62	February 29, 2024

FOR VALUE RECEIVED, Full Glass - Winc, LLC, a Delaware limited liability company (the "Borrower"), HEREBY PROMISES TO PAY to the order of AMASS Brands Inc. (the "Lender") (i) the principal sum of One Million Eight Hundred Eighty Four Thousand Twenty Three and 62/100 Dollars ($1,884,023.62) (“Principal Amount”), in accordance with the terms set forth in this Note (this “Note”), and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding, from the date hereof until such principal amounts become due, at the rate at the rate of eight percent (8.0%) per annum, and in accordance with the terms, indicated below.

This Note: was originally issued pursuant to WINC DTC APA, and is the “Senior Note” referred to in the WINC DTC APA (“Original Note”); and amends and restates in its entirety the Original Note effective as of the date of this Note. In addition to the terms hereof, this Note is subject to and governed by the terms of the WINC DTC APA.

Concurrent with the execution of this Note, Lender and Borrower have entered into the Restatement Agreement pursuant to which, among other matters, the Purchase Price under the WINC DTC APA was renegotiated and reduced by $1,600,000 and accordingly, the Principal Amount of the Original Note has been renegotiated and reduced as reflected in this Note (“Principal Reduction”), the Subordinated Note has been cancelled, Borrower has made and been credited with payments on the Original Note, the limited guaranty given by Louis Amoroso is being terminated and Borrower and Lender agreed to amend and restate the Original Note as provided in this Note effective as of the Effective Date. Further, Lender waives any and all defaults and Events of Default, and any associated rights (including to default interest) existing on or prior to the Effective Date.

I.       The Loan. Subject to the terms and conditions hereof, the Lender made an advance available to the Borrower on the Original Effective Date, as provided in the WINC DTC APA (the "Loan"). The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, as modified in this Note, shall be immediately due and payable in full in immediately available funds on the Maturity Date.

II.      Terms of the Note.

(a) Interest. Interest at the rate stated above shall be due and payable in arrears, on the date any principal of this Note is prepaid (or required to be prepaid)). To the extent permitted by law, if any Event of Default occurs, this Note shall bear interest from the date such Event of Default occurs until such Event of Default is waived in writing, at a rate per annum equal to the interest rate in effect plus five percent (5.00)% per annum (the "Default Rate"). Interest at the Default Rate shall be payable on demand. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(b) Evidence of Loan. This Note evidences the Loan.

(c) Payments on Business Day. If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

(d) Lender's Office. Principal, interest and all other amounts due hereunder are payable in lawful money of the United States of America and in immediately available funds at the offices of the Lender located at its address as set forth on its signature page hereto, or at such other place as the Lender shall designate in writing to the Borrower from time to time. All payments under this Note will be made without setoff, counterclaim or other defense.

(e) Payments. Borrower shall pay Lender, on the first Business Day of each month commencing on March 1, 2024 and through the Maturity Date $150,000 or if less the balance due, and continuing each on the first business day of each month thereafter until the Principal Amount is paid in full such payments, in each case, shall be applied and used to pay accrued and unpaid interest due on the Loan and then to the outstanding principal amount of the Loan. The entire unpaid principal amount and all accrued and unpaid interest shall be due on the Maturity Date.

(f) Optional Prepayments. The Borrower may, at its option and upon not less than three (3) Business Days’ prior written notice to the Lender (or such shorter time as Lender may agree), prepay the Loan, in whole at any time or in part from time to time, without penalty, subject to the payment of all accrued interest to the date of such prepayment on the amount prepaid, provided that each partial voluntary prepayment shall be in a principal amount equal to $100,000 or an integral multiple thereof, or the entire remaining balance. Each notice of prepayment shall be irrevocable and shall specify the date and the amount of the prepayment of the Loan.

(g) Use of Proceeds. The Loan is a portion of the WINC DTC Acquisition purchase price as amended in the Restatement Agreement.

(h) Offset and Indemnification. If at any time prior to payment in full of this Note by Borrower, Lender or any Seller incurs any obligations to Borrower, or any of its Affiliates or Representatives pursuant to Article VIII of the WINC DTC APA, Borrower has the right to offset and reduce the Unpaid Note Amount (as defined in the WINC DTC APA) in accordance with Section 8.5 of the WINC DTC APA.

III.    Definitions; Rules of Construction.

(a) Capitalized terms used herein shall have the meaning as set forth in Exhibit A hereto or, if not so defined, in the WINC DTC APA. Capitalized terms used herein and not defined in Exhibit A or the WINC DTC APA shall have the meaning as defined in the UCC.

(b) The rules of construction set forth in Exhibit A shall apply to any interpretation of this Note.

IV.    Collateral. As collateral security for all Obligations of the Borrower now or hereafter evidenced by this Note, and to secure the due and punctual payment and performance of such Obligations to the Lender, the Borrower hereby grants, pledges and collaterally assigns to the Lender a lien on and security interest in all Collateral (as defined in Exhibit A hereto). The Borrower hereby agrees to the terms set forth in Exhibit B, including, without limitation, the Lender’s rights with respect to the Collateral following an Event of Default as set forth in Exhibit B.

V.     Representations. The Borrower represents and warrants to Lender as of the Effective Date as follows:

(a) the Borrower has the legal capacity and right to execute, deliver and perform this Note and each other Note Document and the Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or its ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(b) the execution, delivery and performance by the Borrower of this Note and each other Note Document does not contravene any law or any contractual restriction binding on or affecting the Borrower;

(c) no Governmental Approval or other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of any Note Document, except for the filing of the financing statement under the Uniform Commercial Code in the jurisdiction of organization of Borrower and the filing of the IP Security Agreements with the USPTO;

(d) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

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(e) there is no pending or threatened action or proceeding affecting the Borrower before any Governmental Authority or arbitrator that (i) if adversely determined could reasonably be expected to have a Material Adverse Effect on Borrower, or (ii) relates to this Note or any of the other Note Documents or any transaction contemplated hereby or thereby;

(f) the Borrower is not liable with respect to any indebtedness for borrowed money other than the Subordinated Debt;

(g) Collateral.

(1) the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral other than the Liens permitted pursuant to Section VI(b) below; and

(2) The Collateral is and shall be maintained at locations provided in Schedule V(g)(3) attached hereto or as permitted pursuant to Section VI(t).

VI.    Covenants. So long as any Obligations shall remain outstanding, the Borrower shall:

(a) not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness for borrowed money other than (i) indebtedness in favor of the Lender, (ii) the Subordinated Debt, (iii) the Shopify Capital credit and (iv) other indebtedness not otherwise permitted hereunder in an aggregate amount not to exceed $250,000 at any time outstanding;

(b) not incur, create, assume or suffer to exist any Lien on any of the Collateral (including any Lien on any owned real property or upon the Borrower’s leasehold interests in any leased real property) or the proceeds thereof, other than (i) Liens with respect to the Collateral created hereby, (ii) Liens securing the indebtedness described in Section VI(a)(ii) above; and (iii) other Liens not otherwise permitted hereunder securing indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding;

(c) not sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) any of the Collateral other than (i) sales of inventory in the ordinary course of business consistent with the past practices of Sellers, (ii) payments permitted under paragraph (d) below, and (iii) other transfers or dispositions in an amount not to exceed $100,000 in the aggregate;

(d) not pay any dividends or make any distribution, other than distributions not exceeding $100,000 in the aggregate for all such distributions and Tax Distributions.

(e) not make any investments, other than Permitted Investments, unless approved in advance in writing by the Lender.

(f) at the Borrower’s expense, defend the Lender's right, title and security interest in and to the Collateral against the claims of any other Person other than for deficiencies caused by Sellers or that exist as of immediately prior to the Effective Date;

(g) at the Borrower’s expense (with the exception of clause (iii) below), at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Lender may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby, (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) better secure the Obligations through accepted and customary means;

(h) not take or fail to take any action which would in any manner reasonably be expected to impair the value or enforceability of the Lender's security interest in and lien on any Collateral;

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(i) maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations;

(j) comply in all material respects with all laws, ordinances and regulations to which it is subject, obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under this Note and the other Note Documents, including any grant of a security interest to Lender, and promptly provide copies of any such obtained Governmental Approvals to Lender;

(k) Reporting. Deliver to Lender the following:

(1) As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Lender;

(2) Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower that could reasonably be expected to result in damages or costs to Borrower of, individually or in the aggregate, $25,000 or more;

(3) If Borrower shall acquire a commercial tort claim, with a value in excess of $25,000, Borrower shall promptly notify Lender in writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Note, which such writing to be in form and substance reasonably satisfactory to Lender;

(4) Prompt written notice of the occurrence of a Default or Event of Default;

(5) Promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Note Documents as reasonably requested by Lender;

(6) Prompt written notice of any applications or registrations of Intellectual Property not already disclosed on Schedule V(g)(5) attached hereto, including the date of such filings and the applicable application or registration numbers;

(l)        permit, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, to inspect the Collateral and the right to audit and copy Borrower’s Books; provided that, such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Lender shall determine is necessary;

(m)       Insurance.

(1) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Lender.

(2) All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee. All liability policies shall show, or have endorsements showing, Lender as an additional insured. Lender shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(3) Ensure that proceeds payable under any property policy are, at Lender’s option, payable to Lender on account of the Obligations.

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(4) At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section V(l)(4) shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender twenty (20) days (ten (10) days for any cancellation due to non-payment of any premium) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section V(l)(4) or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section V(l)(4), and take any action under the policies Lender deems prudent.

(n)       Intentionally deleted;

(o)       Protection of Intellectual Property Rights. Borrower shall:

(i) Protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Lender in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value of Borrower’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public) not acquired from Lender under the WINC DTC APA other than with Lender and its affiliates or pursuant to the Bill of Sale and Intellectual Property Licensing Agreement, Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Note and the other Note Documents.

(p)       at the time that Borrower forms any Subsidiary or acquires any Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to this Note and the Note Documents to become a co-borrower hereunder (as determined by Lender in its sole discretion), together with documentation, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender; and (c) provide to Lender all other documentation in form and substance satisfactory to Lender, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Note Document;

(q)       keep all Inventory in good and marketable condition, free from material defects subject to any defects or lack of good condition or title existing immediately prior to the Effective Date. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date;

(r)       not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person;

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(s)       not merge or consolidate with any other Person, or acquire all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person unless (i) the Borrower has received Lender’s prior written consent to consummate such merger or consolidation on terms that are in form and substance reasonably satisfactory to Lender, and (ii) no Event of Default has occurred and is continuing. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower;

(t)       not (i) become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (ii)(A) fail to meet the minimum funding requirements of ERISA, (B) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (C) fail to comply with the Federal Fair Labor Standards Act or (D) violate any other law or regulation, if the foregoing subclauses (A) through (D), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations; or (iii) withdraw or permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority;

(u)       not (i) engage in any business other than the businesses currently engaged in by Borrower or a business reasonably related thereto; (ii) permit, allow or suffer to occur any Change in Control; or (iii) without at least 30 days prior written notice to Lender, (1) add any new offices or business locations, including warehouses or deliver any portion of the Collateral to a bailee at a location other than to a bailee and at a location already disclosed in Schedule V(g)(3) attached hereto, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, then Borrower shall cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Lender. If Borrower intends to deliver any portion of the Collateral to a bailee, and Lender and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Lender; and,

(v)       not, except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject, (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.

VII.        Conditions Precedent to the Loan. Intentionally Deleted.

VIII.       Events of Default.

(a) If a Major Event of Default shall occur then the Lender may by written notice to the Borrower (i) terminate any commitments to make any further Loans (if any) and declare the then outstanding principal amount of this Note, and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other amounts, shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, (ii) require that the Reduction Amount be reinstated and added to the then Principal Amount of the Note, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Note Documents; provided, however, that upon the occurrence of any Event of Default described in clause (e) of the definition of “Event of Default”, without any notice to the Borrower or any other Person or any act by the Lender, all commitments to make any further Loans (if any) shall automatically terminate, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Note and the other Note Documents, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. In addition to the other rights and remedies provided for herein or otherwise available to it, upon any Event of Default, the Lender may exercise all of the rights and remedies of a secured party on default under the UCC, including, without limitation, such rights as are set forth in Exhibit B hereto. All proceeds received following any Event of Default hereunder shall be applied to this Note or any indebtedness arising hereunder or the other Obligations or in conjunction with this Note as the Lender shall determine in its sole and absolute discretion.

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(b) In the case of an Event of Default that is not a Major Event of Default, regardless of any rights that might be available at law or in equity, Lender’s sole remedy is to apply the Default Rate to the outstanding unpaid principal balance of the Note.

IX.     Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender (any such assignment being null and void). The Lender may assign to one or more other entities all or a portion of its rights under this Note with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); provided, that (i) no such consent shall be required (x) during the continuance of an Event of Default or (y) for any assignments to any Affiliates or related funds of the Lender, and (ii) such consent shall have been deemed to have been given without the need for further action if the Borrower does not respond in writing to a request by the Lender for any such consent within five (5) days after receipt of such request from the Lender.

X.     Intentionally Deleted.

XI.   Miscellaneous. (a) All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, e-mailed or delivered to the Borrower at the address set forth next to the Borrower's signature, or at such other address as may hereafter be specified by the Borrower to the Lender (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received at the address specified above, (ii) if e-mailed, upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment) and (iii) if delivered, upon delivery.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) The Borrower hereby agrees to pay promptly after invoicing thereof all costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to the Lender) incurred by the Lender in connection with the enforcement of the Lender's rights, and the collection of all amounts due, hereunder. The obligations of the Borrower under this clause (d) shall survive the payment in full of this Note.

(e) Notwithstanding anything to the contrary set forth in this Note, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Note. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section II, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount that the Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section XI(e), a court of competent jurisdiction shall finally determine that the Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Lender shall, to the extent permitted by applicable law, promptly apply such excess to the payment of other outstanding Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

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(f) The Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Note and the other Note Documents as collateral security to secure obligations of the Lender, Affiliates of the Lender or funds or accounts managed by the Lender or an Affiliate of the Lender.

(g) The Borrower and Lender hereby (i) irrevocably submits to the nonexclusive jurisdiction of any Delaware State or Federal court sitting in Delaware in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such Delaware State or Federal court.

(h) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE BORROWER’S ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING.

(i) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j) THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

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BORROWER:

FULL GLASS - WINC, LLC

By:	/s/ Louis A. Amoroso
Name: Louis A. Amoroso
Title: Chief Executive Officer

Address:

[***]

Email: Louis@fullglass.wine

Signature Page to Promissory Note

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Accepted and agreed:

AMASS BRANDS INC

/s/ Mark T. Lynn
Name: Mark T. Lynn
Title: Chief Executive Officer

Address:

AMASS Brands Inc

927 South Santa Fe Avenue

Los Angeles, California 90021

mark@amass.com

Signature Page to Promissory Note

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SCHEDULE V(g)(2)

Reserved

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SCHEDULE V(g)(3)

Location of Collateral

WINESHIPPING

NY

Vingo/ DRINKS

140 Aker Dr

Cobleskill, NY. 12043

MO

Vingo/ DRINKS

13600 Shoreline Drive, Suite 900

Earth City, MO 63045

CA

Vingo/DRINKS - 24-7 Enterprises

700 Crocker Drive

Vacaville, CA 95688

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SCHEDULE V(g)(5)

Intellectual Property

Trademarks

Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods
United States of America	Full Glass - Winc, LLC	#TBT	Registered	4785880	33 Wine
United States of America	Full Glass - Winc, LLC	ALMA LIBRE	Registered	4828877	33 Wine
United States of America	Full Glass - Winc, LLC	ATAVIST	Registered	4828858	33 Wine
United States of America	Full Glass - Winc, LLC	AU-DELA	Registered	4985275	33 Wine
United States of America	Full Glass - Winc, LLC	BIG BEAT	Registered	4796870	33 Wine
United States of America	Full Glass - Winc, LLC	BOKETTO	Pending	88722219	33 Sake
United States of America	Full Glass - Winc, LLC	Brethren of the Road	Registered	4689816	33 Wine
United States of America	Full Glass - Winc, LLC	CASA DE LILA	Pending	90897917	33 Wine
United States of America	Full Glass - Winc, LLC	CHOMMIE	Registered	4988821	33 Wine
United States of America	Full Glass - Winc, LLC	DÉCLASSÉ	Registered	5073314	33 Wine
United States of America	Full Glass - Winc, LLC	DIVINER	Registered	5347935	33 wine
United States of America	Full Glass - Winc, LLC	ENDGAME	Registered	4864507	33 Wine

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Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods

United States of America	Full Glass - Winc, LLC	FINKE'S WIDOW	Registered	5197280	33 Wine
United States of America	Full Glass - Winc, LLC	FOG LAND	Registered	4814764	33 Wine
United States of America	Full Glass - Winc, LLC	FORMA DE VIDA	Pending	97461706	33 Wine
United States of America	Full Glass - Winc, LLC	FUNK ZONE	Registered	4733318	33 Wine
United States of America	Full Glass - Winc, LLC	GOLDEN CHILD	Registered	6640189	33 wine
United States of America	Full Glass - Winc, LLC	HONEY BEAST	Registered	5142393	33 Wine
United States of America	Full Glass - Winc, LLC	HOUSE OF LUCK	Registered	6599173	33 Sake
United States of America	Full Glass - Winc, LLC	IDEE FIXE	Registered	4842289	33 Wine
United States of America	Full Glass - Winc, LLC	IF A TREE FALLS	Registered	5004566	33 Wine
United States of America	Full Glass - Winc, LLC	KIN + COUNTRY	Registered	4765964	33 Wine
United States of America	Full Glass - Winc, LLC	LA MULETA	Registered	4864499	33 Wine
United States of America	Full Glass - Winc, LLC	L'ATELIER DU SUD	Registered	4753309	33 Wine
United States of America	Full Glass - Winc, LLC	LAUGHING OWL	Registered	4864511	33 Wine

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Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods

United States of America	Full Glass - Winc, LLC	LE FERMIER	Pending	97329797	33 Wine
United States of America	Full Glass - Winc, LLC	LIGHT & SPACE	Registered	6009175	33 wine
United States of America	Full Glass - Winc, LLC	LIKELIHOOD OF CONFUSION	Registered	4988823	33 Wine
United States of America	Full Glass - Winc, LLC	LOVES ME NOT	Registered	5293657	33 Wine
United States of America	Full Glass - Winc, LLC	MATCHLOCK	Registered	5417171	33 wine
United States of America	Full Glass - Winc, LLC	OBJET D'ART	Registered	5166174	33 Wine
United States of America	Full Glass - Winc, LLC	ONE FROM THE QUIVER	Pending	90870209	33 Wine
United States of America	Full Glass - Winc, LLC	PRETTY YOUNG THING	Registered	4762003	33 Wine
United States of America	Full Glass - Winc, LLC	PRISMUS	Registered	4761999	33 Wine
United States of America	Full Glass - Winc, LLC	QTY	Registered	5197235	33 Wine
United States of America	Full Glass - Winc, LLC	RESTLESS EARTH	Registered	5197040	33 Wine
United States of America	Full Glass - Winc, LLC	ROME OF THE NORTH	Registered	6840849	33 Wine
United States of America	Full Glass - Winc, LLC	RUZA	Registered	4814797	33 Wine
United States of America	Full Glass - Winc, LLC	SALIENT	Registered	4746631	33 Wine

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Country	Debtor	Trademark	Status	App. No./Reg. No.	Class / Goods

United States of America	Full Glass - Winc, LLC	SO THIS HAPPENED...	Registered	4733319	33 Wine
United States of America	Full Glass - Winc, LLC	SUPERCLUSTER	Registered	4762004	33 Wine
United States of America	Full Glass - Winc, LLC	THE BLUFFER	Registered	4924159	33 Wine
United States of America	Full Glass - Winc, LLC	THE INDEPENDENT	Registered	4825091	33 Wine
United States of America	Full Glass - Winc, LLC	VILLE BASSE	Registered	4711882	33 Wine
United States of America	Full Glass - Winc, LLC	WINC	Registered	5143508	45 Preparation of customized gift sets
United States of America	Full Glass - Winc, LLC	WINC	Registered	5086799	35 Online store and retail store services featuring wine; administering a wine club by means of providing select wines for members to purchase and arranging periodic shipments of wines to club members
United States of America	Full Glass - Winc, LLC	ZWICKER	Registered	4878574	33 Wine
United States of America	Full Glass - Winc, LLC	CLUB W	Registered	4176945	35 On-line retail store services featuring wine 39 Wine club services featuring periodic shipments of wine to members 43 Providing a web site where users can post ratings, reviews and recommendations on wines for wine appreciation purposes
United States of America	Winc, Inc.		Pending*	97029528	32 Non-alcoholic beverages containing fruit juices
United States of America	Winc, Inc.		Registered	6754306	33 Wine, sake 35 Online retail store services featuring wine; retail store services featuring wine; administering a wine club by means of providing select wines for members to purchase and arranging periodic shipments of wines to club members

* Marks labeled with an asterisk are not currently in use and may be revived by filing a petition to revive and required extension of time.

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Patents

None

Title	App. No.	Application Date	Publication Date/Issue Date	Publication Number/Patent Number	Company

Copyrights

None

Name	App. No.	Application Date	Reg. No.	Reg. Date	Company

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EXHIBIT A

DEFINITIONS

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis), or (b) at any time the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens.

"Collateral" shall mean, with respect to any Person, all personal property and Fixtures of such Person, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following:

(a)	all Accounts;

(b)	all Chattel Paper (whether Electronic Chattel Paper or Tangible Chattel Paper);

(c)	all Commercial Tort Claims;

(d)	all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Lender or any of their respective affiliates, representatives, agents, participants or correspondents;

(e)	all Documents;

(f)	all General Intangibles (including, without limitation, all Payment Intangibles, intellectual property (including, without limitation, all intellectual property described in the IP Security Agreements) and licenses);

(g)	all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)	all Instruments (including, without limitation, Promissory Notes);

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(i)	all Investment Property;

(j)	all Letter-of-Credit Rights;

(k)	all Supporting Obligations;

(l)	all fee interests in any owned real property and all leasehold interests in real property;

(m)	all other tangible and intangible personal property and Fixtures of such Person (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Person described in the preceding clauses (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Person in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Person or any other Person from time to time acting for such Person that at any time evidence or contain information relating to any of the property described in the preceding clauses of this definition or are otherwise necessary or helpful in the collection or realization thereof; and

(n)	all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Person's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). For the avoidance of doubt, as used in this definition the following terms shall have the respective meanings provided for in the Code: "Accounts", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", "Supporting Obligations" and "Tangible Chattel Paper".

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” is any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

"Effective Date" shall mean February 29, 2024.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” shall mean the occurrence and/or continuance of any one of the following:

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(a)	Payment Default. Borrower fails to make any payment of principal or interest on the Loan, within ten (10) Business Days after such Obligations are due and payable (which ten (10) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment hereunder is not an Event of Default;

(b)	Covenant Default.

a.	Borrower fails or neglects to perform any obligation in Section VI; or

b.	Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Note or any of Note Document, and as to any default (other than those specified in this definition of “Event of Default”) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no advances shall be made during such cure period);

(c)	Enforceability. The Note or the Lien of Lender on the Collateral is no longer legally enforceable.

(d)	Attachment; Levy; Restraint on Business.

a.	(i) the service of process seeking to attach, by trustee or similar process, any funds of Borrower in excess of $25,000, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no advances shall be made during any ten (10) day cure period; or

b.	(i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

(e)	Insolvency. (i) Borrower begins an Insolvency Proceeding; or (ii) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days;

(f)	Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount individually or in the aggregate in excess of $25,000; or (ii) a material breach or default under the WINC DTC APA by Borrower,

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(g)	Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $25,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no advances will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

(h)	Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement in this Note or any Note Document that is incorrect in any material respect when made;

(i)	Lien Priority. There is a material impairment in the perfection or priority of Lender’s security interest in the Collateral caused by Borrower; or

(j)	Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Effect, or (ii) materially adversely affects the legal qualifications of Borrower to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower to hold any Governmental Approval in any other jurisdiction.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Governing Documents" means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws, operating agreement, partnership agreement or other organizational documents of such Person.

“Governmental Approvals” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

"Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code, as amended from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)	its Copyrights, Trademarks and Patents;

(b)	any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)	any and all source code;

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(d)	any and all design rights which may be available to such Person;

(e)	any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)	all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“IP Security Agreement” means that certain Trademark Security Agreement dated as of the Original Effective Date, by Borrower in favor of Lender.

"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Major Event of Default” means (i) an Event of Default described in paragraph (a) of the definition of Event of Default occurs and the total amount past due under that paragraph at the time exceeds $300,000 plus interest, (ii) an Event of Default described in paragraph (b) of such definition occurs as a result of Borrower violating Section VI(c), (iii) an Event of Default described in paragraph (e), (i), or (j) of such definition occurs, or (iv) the Loan is not paid in full by April 30, 2025.

"Material Adverse Effect" means a material adverse effect on any of (a) the assets, liabilities, or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Note or any other Note Document, (c) the legality, validity or enforceability of this Note or any other Note Document, (d) the rights and remedies of the Lender under this Note or any other Note Document, or (e) the validity, perfection or priority of a Lien in favor of the Lender on the Collateral.

"Maturity Date" means the earlier to occur of (a) April 30, 2025, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

"Note Document" means this Note, the IP Security Agreement, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Loan or any other Obligation.

"Obligations" means all present and future indebtedness, obligations, and liabilities of the Borrower to the Lender as such arising under or in connection with this Note or any other Note Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Note Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, premiums, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person as permitted under this Note.

"Original Effective Date" shall mean June 30, 2023

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Investments” means any investment in software, hardware, technology infrastructure, communications or security (a) required as a result of a breach by Lender of the WINC DTC APA, (b) as necessary for Borrower to comply with any contractual obligation relating to the business of Borrower, (c) in an amount not to exceed $100,000 and (d) with the approval of Lender (approval not to be unreasonably withheld, delayed or conditioned).

22

"Person" means an individual, corporation, limited liability company, partnership, association, jointstock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.

“Securities Account” is any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor).

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tax Distributions” has the meaning set forth in the Amended and Restated Operating Agreement of Borrower as executed by Lender as of or in connection with the Effective Date.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

“WINC DTC Acquisition” means the acquisition by Borrower, as buyer, of the Transferred Assets (as defined in the WINC DTC APA) of Lender, as a seller, in accordance with the terms and conditions set forth in the WINC DTC APA.

“WINC DTC APA” means that certain Asset Purchase Agreement, dated as of June 11, 2023, by and among, Borrower, as buyer, Lender, as a seller, and certain other parties thereto in connection with the WINC DTC Acquisition, as amended including by the Restatement Agreement.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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EXHIBIT B

CERTAIN COLLATERAL RIGHTS

Upon the occurrence and during the continuance of a Major Event of Default, the Borrower agrees that the Lender may cause all or any of the Collateral to be transferred into its name or into the name of its custodians or nominees.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Collateral and shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

Upon the occurrence and during the continuance of a Major Event of Default, the Lender shall have the right at any time thereafter to sell, resell, assign and deliver all or any of the Collateral in one or more parcels at any exchange or broker's board or at a public or private sale. Any such sale shall be conducted in good faith and in a "commercially reasonable" manner within the meaning of any applicable uniform commercial code. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Borrower hereby authorizes the Lender to file at any time and from time to time to file one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (i) describe or identify the Collateral by type or in any other manner as the Lender may determine, and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment).

The Borrower shall, from time to time, (i) immediately take all actions as may be requested by the Lender to perfect the security interest of the Lender in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106 and 9-106 of the UCC, and (ii) after a Major Event of Default, immediately take all actions as may be reasonably requested from time to time by the Lender so that control of such Collateral is obtained and at all times held by the Lender. All of the foregoing shall be at the sole cost and expense of the Borrower.

The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

If the Borrower fails to perform any obligation contained in this Note, the Lender may itself perform, or cause performance of, such obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower; provided that the Lender shall not be required to perform or discharge any obligation of the Borrower. The Borrower hereby appoints the Lender as each Borrower 's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Note (but the Lender shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

The Lender shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Note, nor the exercise by the Lender of any of the rights and remedies hereunder, shall relieve the Borrower from the performance of any obligation on the Borrower’s part to be performed or observed in respect of any of the Collateral.

Following a Major Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand for payment and although such Obligations may be unmatured. The rights of the Lender under the immediately preceding sentence are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

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